Exhibit 99.1



                          BUCYRUS INTERNATIONAL, INC.
                      ANNOUNCES SUMMARY UNAUDITED RESULTS
            FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004
    ______________________________________________________________________

         SOUTH MILWAUKEE, WISCONSIN - October 14, 2004 - Bucyrus International, Inc. today announced summary unaudited results for the three and nine months ended September 30, 2004. The following are the summary unaudited results for these periods. References to "Bucyrus" and the "Company" refer to Bucyrus International, Inc. and its consolidated subsidiaries.


                                                        FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                         ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                   ------------------------------   -----------------------------
DOLLARS IN THOUSANDS, EXCEPT PER SHARE  AMOUNTS           2004            2003           2004            2003
=================================================================================================================
CONSOLIDATED STATEMENTS OF OPERATIONS:
Sales..................................                $111,509        $ 84,754       $325,604       $232,589
Cost of products sold..................                  87,194          66,647        256,845        183,519
                                                       --------        --------       --------       --------
Gross profit...........................                  24,315          18,107         68,759         49,070
Selling, general and administrative
     expenses..........................                  13,237          11,455         41,499         30,206
Research and development expenses......                   1,270           1,144          3,904          3,228
Amortization of intangible assets......                     412             411          1,235          1,235
                                                       --------        --------       --------       --------
Operating earnings.....................                   9,396           5,097         22,121         14,401

Interest expense.......................                   2,054           4,339         10,345         13,334
Other expense - net....................                     149             208            867            601
Loss on extinguishment of debt (1).....                   7,316                -         7,316              -
                                                       --------        --------       --------       --------
Earnings (loss) before income taxes....                    (123)            550          3,593            466

Income tax expense.....................                     885           2,057          3,987          3,791
                                                       --------        --------       --------       --------

Net loss...............................                $ (1,008)       $ (1,507)      $   (394)      $ (3,325)
                                                       ========        ========       ========       ========

Net loss per share:
  Basic and diluted....................                $   (.06)       $   (.13)      $   (.03)      $   (.29)
                                                       ========        ========       ========       ========

  Weighted average shares outstanding..              17,671,362      11,790,296     13,943,044     11,593,008
                                                     ==========      ==========     ==========     ==========

OTHER FINANCIAL DATA:
EBITDA (2).............................                 $12,535         $ 8,221        $31,587        $23,775
AIP management fee and expenses  (3)...                     132           1,864          1,182          2,663
Non-cash stock compensation expense....                   2,590              (8)        10,031            630
Restructuring charges (severance)......                      31             139            201            421
Loss on sale of fixed assets...........                     260             407            273            479


__________________

(1) Includes prepayment penalty and write-off of deferred financing costs related to the Company's 9.75% Senior Notes which were retired upon completion of the Company's initial public equity offering on July 28, 2004.

(2) EBITDA is defined as earnings (loss) before interest, loss on extinguishment of debt, income taxes, depreciation and amortization. EBITDA, a measure used by management to measure liquidity and performance, is reconciled to net loss and net cash provided by (used in) operating activities in the following table. The Company's management believes EBITDA is useful to the investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, and does not purport to be an alternative to net earnings (loss) as an indicator of operating performance or to net cash provided by (used in) operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company's debt instruments. The definition of EBITDA used in the Company's debt instruments is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and the Company's ability to engage in certain activities such as incurring additional debt and making certain payments.


                                               FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
DOLLARS IN THOUSANDS                             2004           2003            2004           2003
=======================================================================================================
Net loss...............................      $ (1,008)       $ (1,507)    $     (394)      $ (3,325)
Interest income........................          (149)           (121)          (263)          (228)
Interest expense.......................         2,054           4,339         10,345         13,334
Income taxes...........................           885           2,057          3,987          3,791
Depreciation...........................         2,725           2,710          8,228          8,083
Amortization...........................           712             743          2,368          2,120
Loss on extinguishment of debt.........         7,316               -          7,316              -
                                             --------       ---------     ----------       --------
EBITDA.................................        12,535           8,221         31,587         23,775


Changes in assets and liabilities......       (28,212)            290        (21,830)         3,922
Non-cash stock compensation expense....         2,590              (8)        10,031            630
Loss on sale of fixed assets...........           260             407            273            479
Interest income........................           149             121            263            228
Interest expense.......................        (2,054)         (4,339)       (10,345)       (13,334)
Income tax expense.....................          (885)         (2,057)        (3,987)        (3,791)
                                             --------       ---------     ----------       --------
Net cash provided by (used in)
     operating activities..............      $(15,617)      $   2,635     $    5,992       $ 11,909
                                             ========       =========     ==========       ========


(3) Excludes fees paid to American Industrial Partners ("AIP") or its affiliates and advisors for services performed for the Company outside the scope of the Management Services Agreement for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003 of $0, $43,000, $107,000 and $241,000, respectively. This
     Management Services Agreement was terminated in July, 2004.



                                                            SEPTEMBER 30,         DECEMBER 31,
  DOLLARS IN THOUSANDS                                          2004                  2003
  ==============================================================================================
  CONSOLIDATED BALANCE SHEETS
  Assets
  ------
  Cash and cash equivalents...........................       $  16,718           $   6,075
  Receivables-net.....................................          71,616              73,111
  Inventories.........................................         121,296             115,898
  Prepaid expenses and other current assets...........           7,070               8,209
                                                              --------            --------
       Total current assets...........................         216,700             203,293
                                                              --------            --------

  Restricted funds on deposit.........................             524                 578
  Goodwill............................................          55,860              55,860
  Intangible assets-net...............................          35,247              35,724
  Other assets........................................          10,926               9,255
                                                              --------            --------
                                                               102,557             101,417
                                                              --------            --------

  Property, plant and equipment.......................          53,095              57,433
                                                              --------            --------
                                                              $372,352            $362,143
                                                              ========            ========
  Liabilities and Common Shareholders' Investment
  -----------------------------------------------

  Accounts payable and accrued expenses...............       $  62,928           $  59,591
  Liabilities to customers on uncompleted contracts
       and warranties.................................           7,376              19,030
  Income taxes........................................           2,100               4,314
  Borrowings under senior secured revolving credit
       facility and other short-term obligations......             734              37,420
  Current maturities of long-term debt................           5,359                 376
                                                              --------            --------
       Total current liabilities......................          78,497             120,731
                                                              --------            --------


                                                            SEPTEMBER 30,         DECEMBER 31,
  DOLLARS IN THOUSANDS                                          2004                  2003
  ==============================================================================================

  Liabilities to customers on uncompleted contracts
       and warranties.................................           1,200                 800
  Postretirement benefits.............................          13,595              13,130
  Deferred expenses, pension and other................          33,445              32,449
  Payable to AIP......................................               0              31,337
                                                              --------            --------
                                                                48,240              77,716
                                                              --------            --------

  Long-term debt......................................          98,772             153,973
                                                              --------            --------

  Common shareholders' investment.....................         146,843               9,723
                                                              --------            --------
                                                              $372,352            $362,143
                                                              ========            ========


         The results for the three months ended September 30, 2004 include an increase in sales of $26.8 million or 31.6% as compared to the three months ended September 30, 2003. New machine sales were $24.8 million, an increase of $14.2 million or 132.8% from $10.6 million for the three months ended September 30, 2003, and aftermarket parts and service sales were $86.7 million, an increase of $12.6 million or 17.0% from $74.1 million for the three months ended September 30, 2003. The results for the nine months ended September 30, 2004 include an increase in sales of $93.0 million or 40.0% as compared to the nine months ended September 30, 2003. New machine sales were $86.2 million, an increase of $44.9 million or 108.6% from $41.3 million for the nine months ended September 30, 2003, and aftermarket parts and service sales were $239.4 million, an increase of $48.1 million or 25.2% from $191.3 million for the nine months ended September 30, 2003. The higher level of sales for both the three and nine months ended September 30, 2004 as compared to prior year periods resulted from an increase in customer discretionary spending and equipment utilization, primarily due to higher commodity prices. In addition, aftermarket sales have increased due to our initiatives and strategies to capture additional market share. The Company achieved operating earnings of $9.4 million for the three months ended September 30, 2004 and $22.1 million for the nine months ended September 30, 2004. Operating earnings for the three month and nine month periods ended September 30, 2004 included non-cash stock compensation expense of $2.6 million and $10.0 million, respectively, representing the charges recorded related to the Company's previous book-value stock option plan. Operating earnings for the three and nine month periods ended September 30, 2004 increased from 2003 primarily due to increased gross profit resulting from increased sales volume. This improvement was partially offset by the increase in non-cash stock compensation expense.

         Interest expense for the three and nine months ended September 30, 2004 decreased $2.3 million and $3.0 million, respectively, compared to prior year periods. The decrease in interest expense was due to reduced borrowings as well as the refinancing that was effective with the completion of the Company's initial public equity offering on July 28, 2004.

         As of September 30, 2004, the Company's total backlog was $259.8 million, $143.1 million of which was expected to be recognized within twelve months of such date. This represents a 3.0% and 5.5% decrease from the June 30, 2004 total backlog of $267.7 million and twelve months backlog of $151.5 million, respectively, and a 11.2% and 17.0% increase from the December 31, 2003 total backlog of $233.6 million and twelve months backlog of $122.3 million, respectively. The decrease from June 30, 2004 was primarily due to the recognition of sales on machine orders received earlier in the year. The increase from December 31, 2003 was primarily due to an increase in new machine orders and an increase in aftermarket parts and service orders in 2004, partially offset by the recognition of sales on multi-year maintenance and repair contracts.

         As of September 30, 2004, the Company had aggregate outstanding indebtedness of $104.9 million. The Company had no borrowings under its revolving credit facility as of September 30, 2004 and cash and cash equivalents were $16.7 million as of that date.

                                   - - - - -

         Bucyrus is one of the world's leading manufacturers of large-scale excavation equipment used in surface mining and had $337.7 million in sales in 2003. Bucyrus machines are used throughout the world by customers mining copper, coal, oil sands, iron ore and other minerals. An important part of the Company's business consists of aftermarket sales in support of its large installed base (almost $10 billion based on estimated replacement value) of machines which have service lives from fifteen to forty years.



Statements contained in this press release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Bucyrus' actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements.


                                     # # #